Cornerstone OnDemand Announces Fourth Quarter and Fiscal Year 2017 Financial Results

SANTA MONICA, Calif. – February 13, 2018 – Human capital management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its fourth quarter and year ended December 31, 2017. The Company has provided supplemental financial information on its Investor Relations website at http://investors.cornerstoneondemand.com.
“In the last three months, we have made strong progress against our strategic transformation plan,” said Adam Miller, the Company’s CEO. “We believe our solid performance in Q4 2017 is a positive indicator that we are making the right changes to drive recurring revenue growth and operating margins.”
Fourth Quarter 2017 Results:

•
Revenue for the fourth quarter of 2017 was $132.0 million, representing a 21.0% increase compared to the same period in 2016. Revenue growth on a constant currency basis represented an 18.3% increase compared to the prior year.[1]

•	Subscription revenue for fourth quarter of 2017 was $106.3 million, representing an 18.8% increase compared to the same period in 2016.

•
Billings were $184.9 million for the fourth quarter of 2017, representing an 18.3% increase compared to the same period in 2016.[1] Billings growth on a constant currency basis represented a 12.1% increase compared to the prior year.[1]

•
The Company’s operating loss for the fourth quarter of 2017 was $(5.4) million, yielding an operating loss margin of (4.1)%, compared to an operating loss of $(14.5) million, yielding an operating loss margin of (13.3)%, for the fourth quarter of 2016.

•
Non-GAAP operating income for the fourth quarter of 2017 was $13.0 million, yielding a non-GAAP operating income margin of 9.9%, compared to a non-GAAP operating income of $1.6 million, yielding a non-GAAP operating income margin of 1.5%, for the fourth quarter of 2016.[1]

•
The Company’s net loss for the fourth quarter of 2017 was $(9.0) million, or a $(0.16) diluted net loss per share, compared to a net loss of $(18.6) million, or a $(0.33) diluted net loss per share, for the fourth quarter of 2016.

•
Non-GAAP net income for the fourth quarter of 2017 was $12.1 million, or a $0.19 non-GAAP diluted net income per share, compared to a non-GAAP net income of $(0.1) million, or a $0.00 non-GAAP diluted net income per share, for the fourth quarter of 2016.[1]

•
Free cash flow for the fourth quarter of 2017 was $46.4 million, yielding a free cash flow margin of 35.2%, compared to free cash flow of $27.5 million, yielding a free cash flow margin of 25.2% for the fourth quarter of 2016.[1]

•
Unlevered free cash flow for the fourth quarter of 2017 was $46.4 million, yielding an unlevered free cash flow margin of 35.2%, compared to unlevered free cash flow of $27.5 million, yielding an unlevered free cash flow margin of 25.2% for the fourth quarter of 2016.[1]

•
The Company repurchased 0.6 million shares of its common stock during the fourth quarter of 2017 at an average cost of $35.55 per share for a total expenditure of $22.6 million. Subsequent to December 31, 2017, the Company repurchased 0.3 million shares of its common stock at an average cost of $37.12 per share for a total expenditure of $11.5 million.

Fiscal Year 2017 Results:

•
Revenue for the full year of 2017 was $482.0 million, representing a 13.9% increase compared to the same period in 2016. Revenue growth on a constant currency basis represented a 15.3% increase compared to the prior year.[1]

•	Subscription revenue for the full year of 2017 was $396.8 million, representing a 16.8% increase compared to the same period in 2016.

•
Billings were $525.8 million for the full year of 2017, representing a 16.0% increase compared to the same period in 2016.[1] Billings growth on a constant currency basis represented an 11.5% increase compared to the prior year.[1]

•	Annual recurring revenue as of December 31, 2017 was $439.0 million.

•
The Company’s operating loss for the full year of 2017 was $(49.3) million, yielding an operating loss margin of (10.2)%, compared to an operating loss of $(56.3) million, yielding an operating loss margin of (13.3)%, for the full year of 2016.

•
Non-GAAP operating income for the full year of 2017 was $26.9 million, yielding a non-GAAP operating income margin of 5.6%, compared to a non-GAAP operating income of $7.6 million, yielding a non-GAAP operating income margin of 1.8% for the full year of 2016.[1]

•
The Company’s net loss for the full year of 2017 was $(61.3) million, or a $(1.07) diluted net loss per share, compared to a net loss of $(66.8) million, or a $(1.20) diluted net loss per share, for the full year of 2016.

•
Non-GAAP net income for the full year of 2017 was $25.2 million, or a $0.41 non-GAAP diluted net income per share, compared to a non-GAAP net loss of $6.4 million, or a $0.11 non-GAAP diluted net loss per share, for the full year of 2016.[1]

•
Free cash flow for the full year of 2017 was $39.8 million, yielding a free cash flow margin of 8.3%, compared to free cash flow of $12.6 million, yielding a free cash flow margin of 3.0% for the full year of 2016.[1]

•
Unlevered free cash flow for the full year of 2017 was $43.7 million, yielding an unlevered free cash flow margin of 9.1%, compared to unlevered free cash flow of $16.4 million, yielding an unlevered free cash flow margin of 3.9% for the full year of 2016.[1]

“2017 saw continued improvement in profitability with Cornerstone achieving its second consecutive year of non-GAAP net income,” said Brian Swartz, the Company’s CFO. “This was driven by Cornerstone executing on its strategic plan and we believe there are opportunities to drive even more margin improvement into the future.”
Recent Highlights:

•
The Company announced it has expanded its strategic global relationship with LinkedIn to offer organizations expanded corporate learning technology and content options that meet the needs both of those organizations and their employees.

•
The Company announced its plan to make several changes to its corporate governance structure as part of its broader strategic transformation plan outlined in November 2017. The Company will separate the chairman of the board and CEO roles and move to declassify its board of directors. Additionally, long-tenured directors Mark Baker, Hal Burlingame and Joe Payne announced their plans to retire from the board.

•
The Company announced that it has significantly expanded its market footprint in Europe, with high adoption of its Cornerstone HR suite and continued organic growth and uptake of the full Cornerstone human capital management platform within its current client base.

•
The Company appointed Jeff Lautenbach as its new president of global field operations, effective January 2, 2018, and made changes to its sales and services organizations, as part of the Company’s strategic plan to accelerate revenue growth and increase operating margins.

•	The Company ended the fourth quarter of 2017 with 3,250 clients and more than 35.3 million users.[2]
Financial Outlook:
The following outlook is based on information available as of the date of this press release and is subject to change in the future. For the first quarter ending March 31, 2018, the Company provides the following outlook:

•	Revenue based on the adoption of ASC 606 between $126.0 million and $128.0 million, representing year-over-year growth at the mid-point of 14%[3], or 10%[4] on a constant currency basis.

◦	Revenue unadjusted for ASC 606 (on an ASC 605 basis) between $126.0 million and $128.0 million, representing year-over-year growth at the mid-point of 14%[3], or 10%[4] on a constant currency basis.

•	Subscription revenue based on the adoption of ASC 606 between $111.0 million and $113.0 million, representing year-over-year growth at the mid-point of 21%[3], or 17%[4] on a constant currency basis.

◦
Subscription revenue unadjusted for ASC 606 (on an ASC 605 basis) between $111.0 million and $113.0 million, representing year-over-year growth at the mid-point of 21%[3], or 17%[4] on a constant currency basis.

For the year ending December 31, 2018, the Company provides the following outlook:

•	Revenue based on the adoption of ASC 606 between $497.0 million and $507.0 million, representing year-over-year growth at the mid-point of 4%[5], or 2%[6] on a constant currency basis.

◦	Revenue unadjusted for ASC 606 (on an ASC 605 basis) between $500.0 million and $510.0 million, representing year-over-year growth at the mid-point of 5%[5], or 2%[6] on a constant currency basis.

•	Subscription revenue based on the adoption of ASC 606 between $453.0 million and $463.0 million, representing year-over-year growth at the mid-point of 15%[5], or 13%[6] on a constant currency basis.

◦
Subscription revenue unadjusted for ASC 606 (on an ASC 605 basis) between $458.0 million and $468.0 million, representing year-over-year growth at the mid-point of 17%[5], or 14%[6] on a constant currency basis.

•	Annual recurring revenue as of December 31, 2018 between $475.0 million and $495.0 million[5,7].

•	Non-GAAP operating income based on the adoption of ASC 606 of approximately $52.0 million and $62.0 million. Assuming the midpoint of the revenue range, this represents an operating margin of 11%.

◦
Non-GAAP operating income unadjusted for ASC 606 (on an ASC 605 basis) of approximately $55.0 million and $65.0 million. Assuming the midpoint of the revenue range, this represents an operating margin of 12%.

•
Unlevered free cash flow between $50.0 million and $60.0 million. Assuming the midpoint of the revenue range on an ASC 606 basis, this represents an unlevered free cash flow margin of 11%. This does not take into account cash interest expense of $14.0 million.

The Company has not reconciled the guidance for non-GAAP operating income or non-GAAP operating margin to the corresponding GAAP measures because it does not provide guidance for such GAAP measures and would not be able to present the reconciling items between such GAAP and non-GAAP measures without unreasonable efforts. For non-GAAP operating income and non-GAAP operating margin, the Company excludes stock-based compensation expense, which is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense in the first quarter ending March 31, 2018 and the year ending December 31, 2018 will have a significant impact on the Company’s GAAP operating margin.

1
Billings, financial measures presented on a constant currency basis, non-GAAP operating income, non-GAAP operating income margin, non-GAAP net income, non-GAAP diluted net income per share, free cash flow, free cash flow margin, unlevered free cash flow and unlevered free cash flow margin are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.

2
Includes contracted clients and active users of our enterprise human capital management platform and excludes clients and users of our Cornerstone for Salesforce and PiiQ, formerly known as Cornerstone Growth Edition, products.

In order to translate the financial outlook for entities reporting in British pounds (GBP) to United States dollars (USD) and Euro (EUR) to United States dollars (USD), the following exchange rates have been applied:

3	Exchange rate applied to revenue for the first quarter of 2018	$1.40 USD per GBP
4	Exchange rate from the first quarter of 2017 applied to calculate revenue growth for the first quarter of 2018 on a constant currency basis	$1.24 USD per GBP
5	Exchange rate applied to revenue and annual recurring revenue for fiscal 2018	$1.40 USD per GBP
6	Exchange rate from fiscal 2017 applied to calculate revenue growth for fiscal 2018 on a constant currency basis	$1.29 USD per GBP
7	Exchange rate applied to annual recurring revenue for fiscal 2018	$1.24 USD per EUR

Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its fourth quarter and fiscal year 2017 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 8867338. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 11:59 p.m. PT on February 16, 2018 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 8867338.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. (NASDAQ: CSOD) is a global leader in cloud-based learning and human capital management software. The Company is pioneering solutions to help organizations realize the potential of the modern workforce. From recruitment, onboarding, training and collaboration, to performance management, compensation, succession planning, people administration and analytics, Cornerstone is designed to enable a lifetime of learning and development that is fundamental to the growth of employees and organizations.
Based in Santa Monica, California, the Company’s solutions are used by 3,250 clients worldwide, spanning more than 35.3 million users across 192 countries and 43 languages. To learn more about Cornerstone, visit us on Twitter, Facebook and our blog. www.cornerstoneondemand.com
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding our future financial and operating performance, including our GAAP and non-GAAP guidance, the growth of the learning and human capital management market, our business strategy, plans and objectives for future operations, the demand for and benefits from the use of our current and future solutions both domestically and internationally, the opportunity to upsell to our existing clients, the timing and release of new solutions and the success of such solutions, changes to our corporate governance structure, the use of proceeds from the sale of our convertible notes, the share repurchase program and the factors that will impact the amount and timing of purchases, if any, thereunder, our ability to realize potential benefits from our recent and ongoing operational excellence and strategic transformation plans, our expectations regarding recurring revenue growth and operating margins, and general business conditions. Any forward-looking statements contained in this press release or the quarterly conference call are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; allowing our implementation subcontractors to contract directly with clients for implementation services; shifted focus to recurring revenue streams; our ability to compete as the learning and human capital management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales opportunities; our ability to maintain stable and consistent quota attainment rates; continued strong demand for learning and human capital management in the U.S., Europe, Asia Pacific and Latin America; the timing and success of efforts to increase operational efficiency and cost containment; the possibility that the share repurchase program may be suspended or discontinued; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; problems caused by security breaches; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; legal or political changes in local or foreign jurisdictions that decrease demand for, or restrict our ability to sell or provide, our products; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.
Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation, (ii) billings, which are defined as revenue plus the change in total deferred revenue as presented on the Consolidated Balance Sheets, (iii) annual recurring revenue, which is defined as the annualized recurring value of all active contracts at the end of a reporting period, (iv) free cash flow, which is defined as net cash provided by operating activities minus capital expenditures and capitalized software costs, (v) free cash flow margin, which is defined as free cash flow divided by revenue, (vi) unlevered free cash flow, which is defined as net cash provided by operating activities minus capital expenditures and capitalized software costs plus cash paid for interest, (vii) unlevered free cash flow margin, which is defined as unlevered free cash flow divided by revenue, (viii) non-GAAP net income and non-GAAP diluted net income per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, accretion of debt discount and amortization of debt issuance costs, unrealized fair value adjustment on strategic investment, and excludes the impacts of unamortized stock-based compensation expense in applying the treasury method for determining the non-GAAP weighted average number of dilutive shares outstanding, (ix) non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue, (x) non-GAAP operating income and non-GAAP operating income margin, which are defined as loss from operations excluding stock-based compensation and amortization of intangible assets, (xi) non-GAAP operating expenses, which exclude stock-based compensation and amortization of intangible assets, and (xii) non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation attributable to the corresponding GAAP financial measures. In addition, the Company discloses revenue and billings growth on a constant currency basis. To present amounts on a constant currency basis, current period results for entities reporting in functional currencies other than the United States dollar are translated into the United States dollar at the prior period exchange rates as opposed to the actual exchange rates in effect for the current period. The Company presents constant currency information to provide a framework for assessing how its underlying business performed excluding the effect of foreign currency fluctuations.
The Company’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:

•
Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.

•
Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company’s operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.

•
Accretion of debt discount and amortization of debt issuance costs. Under GAAP, the Company is required to separately account for liability and equity components of the senior convertible notes that were issued in June 2013. Accordingly, for GAAP purposes, the Company is required to recognize the effective interest expense on its senior convertible notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of the Company’s operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company’s operating results to prior periods and its peer companies.

•
Fair value adjustment on strategic investments. The Company views the increase or decrease in fair value of its strategic investments as not indicative of operational performance during any particular period and believes that the exclusion of these gains or losses provides investors with a supplemental view of the Company’s operational performance.

•
Restructuring. The Company excludes costs related to restructuring because the expense is not indicative of its continuing operations and believes that the exclusion of these costs provide investors with a supplemental view of the Company’s operational performance.

•
Write-off of capitalized software. The Company views the write-off of capitalized software as not indicative of operational performance during any particular period and believes that the exclusion of this expense provides investors with a supplemental view of the Company’s operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For prior periods, a reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$393,576	$83,300
Short-term investments	169,551	218,791
Accounts receivable, net	154,428	136,657
Deferred commissions	42,806	36,298
Prepaid expenses and other current assets	21,754	18,467
Total current assets	782,115	493,513

Capitalized software development costs, net	37,431	30,683
Property and equipment, net	20,817	23,962
Long-term investments	96,949	41,046
Intangible assets, net	—	7,421
Goodwill	25,894	25,894
Other assets, net	3,984	1,110
Total Assets	$967,190	$623,629

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$17,637	$24,392
Accrued expenses	57,528	47,619
Deferred revenue, current portion	311,997	272,206
Convertible notes, net	248,025	—
Other liabilities	9,051	2,094
Total current liabilities	644,238	346,311

Convertible notes, net	285,168	238,435
Other liabilities, non-current	1,498	1,794
Deferred revenue, net of current portion	14,166	10,126
Total liabilities	945,070	596,666

Stockholders’ Equity:
Common stock	6	6
Additional paid-in capital	536,951	476,230
Accumulated deficit	(515,054)	(453,719)
Accumulated other comprehensive income	217	4,446
Total stockholders’ equity	22,120	26,963
Total Liabilities and Stockholders’ Equity	$967,190	$623,629

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue	$131,956	$109,029	$481,985	$423,124
Cost of revenue [1,2]	37,889	34,778	142,867	135,752
Gross profit	94,067	74,251	339,118	287,372
Operating expenses:
Sales and marketing [1]	60,750	57,405	240,271	225,631
Research and development [1]	17,491	12,050	61,975	46,977
General and administrative [1]	19,723	19,345	84,589	70,956
Restructuring	1,539	—	1,539	—
Amortization of certain acquired intangible assets	—	—	—	150
Total operating expenses	99,503	88,800	388,374	343,714
Loss from operations	(5,436)	(14,549)	(49,256)	(56,342)
Other income (expense):
Interest income	930	520	2,951	1,702
Interest expense	(4,747)	(3,272)	(14,762)	(12,924)
Other, net	557	(1,004)	1,478	1,934
Other income (expense), net	(3,260)	(3,756)	(10,333)	(9,288)
Loss before income tax provision	(8,696)	(18,305)	(59,589)	(65,630)
Income tax provision	(308)	(313)	(1,746)	(1,207)
Net loss	$(9,004)	$(18,618)	$(61,335)	$(66,837)
Net loss per share, basic and diluted	$(0.16)	$(0.33)	$(1.07)	$(1.20)
Weighted average common shares outstanding, basic and diluted	57,826	56,300	57,262	55,595

1	Includes stock-based compensation as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cost of revenue	$1,275	$1,255	$4,904	$4,732
Sales and marketing	6,893	6,456	28,427	25,642
Research and development	2,490	1,809	9,630	7,586
General and administrative	4,143	4,429	22,869	16,739
Total	$14,801	$13,949	$65,830	$54,699

2	Cost of revenue includes amortization of intangible assets as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cost of revenue	$781	$2,217	$7,421	$9,132

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(9,004)	$(18,618)	$(61,335)	$(66,837)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,349	8,525	35,377	32,392
Accretion of debt discount and amortization of debt issuance costs	2,685	2,325	9,833	9,130
Purchased investment premium, net of amortization	608	21	1,135	240
Net foreign currency (gain) loss	(1,093)	1,139	(2,461)	(7)
Stock-based compensation expense	14,895	13,949	65,924	54,699
Write-off of capitalized software	1,339	—	1,339	—
Deferred income taxes	52	(736)	52	(736)
Changes in operating assets and liabilities:
Accounts receivable	(28,948)	(39,148)	(14,317)	(38,092)
Deferred commissions	(4,892)	(4,231)	(5,249)	(2,543)
Prepaid expenses and other assets	1,329	184	(2,704)	(3,623)
Accounts payable	1,456	10,876	(6,820)	5,939
Accrued expenses	10,637	8,938	8,530	3,727
Deferred revenue	52,152	50,869	35,829	43,379
Other liabilities	2,018	(559)	2,377	(2,416)
Net cash provided by operating activities	51,583	33,534	67,510	35,252
Cash flows from investing activities:
Purchases of investments	(92,029)	(35,542)	(323,413)	(210,534)
Maturities of investments	94,572	21,304	314,418	151,533
Capital expenditures	(418)	(1,883)	(7,100)	(6,228)
Capitalized software costs	(4,745)	(4,173)	(20,571)	(16,409)
Net cash used in investing activities	(2,620)	(20,294)	(36,666)	(81,638)
Cash flows from financing activities:
Proceeds from the issuance of convertible notes, net	285,077	—	285,077	—
Principal payments under capital lease obligations	—	—	—	(33)
Proceeds from employee stock plans	2,787	5,778	12,509	23,548
Repurchases of common stock	(20,734)	—	(20,734)	—
Net cash provided by financing activities	267,130	5,778	276,852	23,515
Effect of exchange rate changes on cash and cash equivalents	1,050	(1,008)	2,580	(1,520)
Net increase (decrease) in cash and cash equivalents	317,143	18,010	310,276	(24,391)
Cash and cash equivalents at beginning of period	76,433	65,290	83,300	107,691
Cash and cash equivalents at end of period	$393,576	$83,300	$393,576	$83,300
Supplemental cash flow information:
Cash paid for interest	$—	$—	$3,841	$3,796
Cash paid for income taxes	443	497	2,243	2,334
Proceeds from employee stock plans received in advance of stock issuance	575	489	575	489
Non-cash investing and financing activities:
Assets acquired under capital leases and other financing arrangements	$—	$—	$3,467	$—
Capitalized assets financed by accounts payable and accrued expenses	1,829	2,080	1,829	2,080
Capitalized stock-based compensation	1,277	1,141	4,998	4,252
Deferred offering costs included in accrued expenses	152	—	152	—
Unsettled share repurchase in other liabilities	1,866	—	1,866	—

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN TO NON-GAAP OPERATING INCOME MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Reconciliation of cost of revenue, gross profit and gross margin:
Revenue	$131,956	$109,029	$481,985	$423,124
Cost of revenue	37,889	34,778	142,867	135,752
Gross profit	$94,067	$74,251	$339,118	$287,372
Gross margin	71.3%	68.1%	70.4%	67.9%

Cost of revenue	$37,889	$34,778	$142,867	$135,752
Adjustments to cost of revenue:
Amortization of intangible assets	(781)	(2,217)	(7,421)	(9,132)
Stock-based compensation	(1,275)	(1,255)	(4,904)	(4,732)
Total adjustments to cost of revenue	(2,056)	(3,472)	(12,325)	(13,864)
Non-GAAP costs of revenue	35,833	31,306	130,542	121,888
Non-GAAP gross profit	$96,123	$77,723	$351,443	$301,236
Non-GAAP gross margin	72.8%	71.3%	72.9%	71.2%

Reconciliation of operating income (loss) and operating income (loss) margin:
Loss from operations	$(5,436)	$(14,549)	$(49,256)	$(56,342)
Operating margin	(4.1)%	(13.3)%	(10.2)%	(13.3)%
Adjustments to loss from operations:
Stock-based compensation	14,801	13,949	65,830	54,699
Amortization of intangible assets	781	2,217	7,421	9,290
Write-off of capitalized software	1,339	—	1,339	—
Restructuring	1,539	—	1,539	—
Total adjustments to loss from operations	18,460	16,166	76,129	63,989
Non-GAAP operating income	$13,024	$1,617	$26,873	$7,647
Non-GAAP operating income margin	9.9%	1.5%	5.6%	1.8%

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET INCOME (LOSS) AND NON-GAAP NET INCOME (LOSS) PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net loss	$(9,004)	$(18,618)	$(61,335)	$(66,837)
Adjustments to net loss
Stock-based compensation	14,801	13,949	65,830	54,699
Amortization of intangible assets	781	2,217	7,421	9,290
Accretion of debt discount and amortization of debt issuance costs [1]	2,685	2,325	9,833	9,130
Fair value adjustment on strategic investments [2]	—	—	600	150
Write-off of capitalized software	1,339	—	1,339	—
Restructuring	1,539	—	1,539	—
Total adjustments to net loss	21,145	18,491	86,562	73,269
Non-GAAP net income (loss)	$12,141	$(127)	$25,227	$6,432
Non-GAAP basic net income (loss) per share	$0.21	$—	$0.44	$0.12
Non-GAAP diluted net income (loss) per share	$0.19	$—	$0.41	$0.11
Weighted-average common shares outstanding, basic	57,826	56,300	57,262	55,595
Non-GAAP weighted-average common shares outstanding, diluted	62,414	56,300	61,721	60,481

1
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013 and $300.0 million in convertible notes on December 8, 2017. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

2	Fair value adjustment recorded for our strategic investments in privately-held companies.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BILLINGS
(in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended December 31, 2017

Revenue		$131,956
Deferred revenue at September 30, 2017	$273,180
Deferred revenue at December 31, 2017	326,163
Change in deferred revenue		52,983
Billings		$184,939

	Deferred Revenue Balance	Three Months Ended December 31, 2016

Revenue		$109,029
Deferred revenue at September 30, 2016	$235,067
Deferred revenue at December 31, 2016	282,332
Change in deferred revenue		47,265
Billings		$156,294

Percentage period-over-period increase in billings for the three months ended December 31, 2017		18.3%
Percentage period-over-period increase in billings on a constant currency basis for the three months ended December 31, 2017 [1]		12.1%
Percentage period-over-period increase in revenue for the three months ended December 31, 2017		21.0%
Percentage period-over-period increase in revenue on a constant currency basis for the three months ended December 31, 2017 [1]		18.3%

	Deferred Revenue Balance	Year Ended December 31, 2017

Revenue		$481,985
Deferred revenue at December 31, 2016	$282,332
Deferred revenue at December 31, 2017	326,163
Change in deferred revenue		43,831
Billings		$525,816

	Deferred Revenue Balance	Year Ended December 31, 2016

Revenue		$423,124
Deferred revenue at December 31, 2015	$252,139
Deferred revenue at December 31, 2016	282,332
Change in deferred revenue		30,193
Billings		$453,317

Percentage period-over-period increase in billings for the year ended December 31, 2017		16.0%
Percentage period-over-period increase in billings on a constant currency basis for the year ended December 31, 2017 [1]		11.5%
Percentage period-over-period increase in revenue for the year ended December 31, 2017		13.9%
Percentage period-over-period increase in revenue on a constant currency basis for the year ended December 31, 2017 [1]		15.3%

1
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency fluctuations. To present this information, current period results for entities reporting in British pounds are translated into the United States dollars at the prior period exchange rates of $1.24 USD per GBP for the three months ended December 31, 2017 and $1.35 USD per GBP for the year ended December 31, 2017, as opposed to the actual exchange rates in effect for the current period of $1.34 USD per GBP for the three months ended December 31, 2017 and $1.29 USD per GBP for the year ended December 31, 2017.

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW, FREE CASH FLOW MARGIN, UNLEVERED FREE CASH FLOW AND UNLEVERED FREE CASH FLOW MARGIN
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Reconciliation of free cash flow:
Net cash provided by operating activities	$51,583	$33,534	$67,510	$35,252
Capital expenditures	(418)	(1,883)	(7,100)	(6,228)
Capitalized software costs	(4,745)	(4,173)	(20,571)	(16,409)
Free cash flow	$46,420	$27,478	$39,839	$12,615
Free cash flow margin	35.2%	25.2%	8.3%	3.0%

Reconciliation of unlevered free cash flow:
Net cash provided by operating activities	$51,583	$33,534	$67,510	$35,252
Capital expenditures	(418)	(1,883)	(7,100)	(6,228)
Capitalized software costs	(4,745)	(4,173)	(20,571)	(16,409)
Cash paid for interest	—	—	3,841	3,796
Unlevered free cash flow	$46,420	$27,478	$43,680	$16,411
Unlevered free cash flow margin	35.2%	25.2%	9.1%	3.9%

Cornerstone OnDemand, Inc.
TRENDED OPERATIONAL & FINANCIAL HIGHLIGHTS
(unaudited)

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. In the event of discrepancies between amounts in these tables and the Company’s historical disclosures or financial statements, readers should rely on the Company’s filings with the SEC and financial statements in the Company’s most recent earnings release.
The Company intends to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	FY 2016				FY 2017				Full Year
	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17	FY15	FY16	FY17
NON-FINANCIAL DATA:
Number of clients [1]	2,670	2,730	2,805	2,918	2,998	3,076	3,146	3,250	2,595	2,918	3,250
% y/y	19.4%	15.6%	13.7%	12.4%	12.3%	12.7%	12.2%	11.4%	20.5%	12.4%	11.4%
% q/q	2.9%	2.2%	2.7%	4.0%	2.7%	2.6%	2.3%	3.3%	n/a	n/a	n/a
Number of users (in millions) [1]	25.0	26.3	27.7	29.9	31.0	32.1	33.5	35.3	23.8	29.9	35.3
% y/y	30.6%	28.5%	24.5%	25.6%	24.2%	22.3%	21.1%	18.1%	31.8%	25.6%	18.1%
% q/q	4.9%	5.2%	5.3%	8.1%	3.7%	3.6%	4.3%	5.4%	n/a	n/a	n/a
Number of employees	1,681	1,722	1,788	1,823	1,859	1,933	1,960	1,891	1,645	1,823	1,891
% y/y	18.0%	14.0%	11.3%	10.8%	10.6%	12.3%	9.6%	3.7%	20.9%	10.8%	3.7%
% q/q	2.2%	2.4%	3.8%	2.0%	2.0%	4.0%	1.4%	(3.5)%	n/a	n/a	n/a
Annual Dollar Retention Rate	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	95.4%	95.1%	93.5%
FINANCIAL DATA (in thousands, except percentages):
Revenue	99,324	107,013	107,758	109,029	111,582	116,651	121,796	131,956	339,651	423,124	481,985
% y/y	34.3%	29.6%	23.5%	13.7%	12.3%	9.0%	13.0%	21.0%	28.9%	24.6%	13.9%
% y/y (Constant currency)	36.4%	32.1%	29.7%	20.4%	17.2%	12.7%	13.1%	18.3%	n/a	29.1%	15.3%
Subscription revenue	79,692	84,242	86,366	89,456	92,932	96,416	101,130	106,286	270,093	339,756	396,764
% y/y	32.1%	29.4%	22.6%	20.6%	16.6%	14.5%	17.1%	18.8%	n/a	25.8%	16.8%
% y/y (Constant currency)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	15.8%	n/a	n/a	17.7%
Subscription revenue %	80.2%	78.7%	80.1%	82.0%	83.3%	82.7%	83.0%	80.5%	79.5%	80.3%	82.3%
Professional consulting services revenue %	19.8%	21.3%	19.9%	18.0%	16.7%	17.3%	17.0%	19.5%	20.5%	19.7%	17.7%
Loss from operations	(16,657)	(15,097)	(10,039)	(14,549)	(13,148)	(18,568)	(12,104)	(5,436)	(68,707)	(56,342)	(49,256)
Net cash (used in) provided by operating activities	(14,854)	3,740	12,832	33,534	(7,235)	1,624	21,538	51,583	43,796	35,252	67,510
Capitalized software	4,642	3,585	4,009	4,173	5,756	5,606	4,464	4,745	13,283	16,409	20,571
Capitalized software % of revenue	4.7%	3.4%	3.7%	3.8%	5.2%	4.8%	3.7%	3.6%	3.9%	3.9%	4.3%
Capital expenditures	1,460	1,901	984	1,883	2,698	1,042	2,942	418	15,633	6,228	7,100
Cash paid for interest	1,898	—	1,898	—	1,898	—	1,943	—	1,915	3,796	3,841
NON-GAAP FINANCIAL DATA (in thousands, except percentages):
Annual recurring revenue	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	439,000
Billings	83,695	106,337	106,991	156,294	89,736	119,031	132,110	184,939	400,454	453,317	525,816
% y/y	31.9%	16.5%	3.2%	10.1%	7.2%	11.9%	23.5%	18.3%	26.7%	13.2%	16.0%
% y/y (Constant currency)	30.8%	29.0%	8.7%	18.4%	6.3%	6.4%	18.3%	12.1%	n/a	20.2%	11.5%
Non-GAAP operating (loss) income	(1,055)	150	6,935	1,617	4,918	1,247	7,684	13,024	(15,058)	7,647	26,873
Free cash flow	(20,956)	(1,746)	7,839	27,478	(15,689)	(5,024)	14,132	46,420	14,880	12,615	39,839
Free cash flow margin	(21.1)%	(1.6)%	7.3%	25.2%	(14.1)%	(4.3)%	11.6%	35.2%	4.4%	3.0%	8.3%
Unlevered free cash flow	(19,058)	(1,746)	9,737	27,478	(13,791)	(5,024)	16,075	46,420	16,795	16,411	43,680
Unlevered free cash flow margin	(19.2)%	(1.6)%	9.0%	25.2%	(12.4)%	(4.3)%	13.2%	35.2%	4.9%	3.9%	9.1%

	FY 2016				FY 2017				Full Year
	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17	FY15	FY16	FY17
GAAP MARGIN DATA:
Gross margin	68.1%	66.4%	69.0%	68.1%	69.6%	69.7%	70.7%	71.3%	67.7%	67.9%	70.4%
Sales and marketing % of revenue	57.1%	54.0%	49.8%	52.7%	51.0%	53.2%	49.7%	46.0%	61.0%	53.3%	49.9%
Research and development % of revenue	11.1%	11.0%	11.3%	11.1%	12.0%	12.6%	13.5%	13.3%	12.1%	11.1%	12.9%
General and administrative % of revenue	16.6%	15.5%	17.3%	17.7%	18.4%	19.8%	17.4%	14.9%	14.7%	16.8%	17.6%
Operating margin	(16.8)%	(14.1)%	(9.3)%	(13.3)%	(11.8)%	(15.9)%	(9.9)%	(4.1)%	(20.2)%	(13.3)%	(10.2)%
NON-GAAP MARGIN DATA:
Non-GAAP gross margin	71.7%	69.6%	72.2%	71.3%	72.6%	72.7%	73.5%	72.8%	71.7%	71.2%	72.9%
Non-GAAP sales and marketing % of revenue	50.9%	48.2%	43.6%	46.7%	44.9%	47.4%	43.2%	40.8%	54.0%	47.3%	44.0%
Non-GAAP research and development % of revenue	9.3%	9.3%	9.3%	9.4%	10.1%	10.5%	11.3%	10.4%	10.3%	9.3%	10.6%
Non-GAAP general and administrative % of revenue	12.6%	12.0%	13.0%	13.7%	13.2%	13.7%	12.7%	11.8%	11.9%	12.8%	12.8%
Non-GAAP operating margin	(1.1)%	0.1%	6.4%	1.5%	4.4%	1.1%	6.3%	9.9%	(4.4)%	1.8%	5.6%
Non-GAAP research and development plus capitalized software % of revenue	14.0%	12.7%	13.0%	13.2%	15.3%	15.3%	15.0%	14.0%	14.2%	13.2%	14.9%
FOREIGN EXCHANGE RATES:
GBP to USD average period rate	1.43	1.43	1.31	1.24	1.24	1.28	1.31	1.33	1.53	1.36	1.29
GBP to USD end of period spot rate	1.44	1.35	1.30	1.23	1.24	1.30	1.34	1.35	1.48	1.23	1.35
EUR to USD average period rate	n/a	n/a	n/a	n/a	n/a	1.10	1.18	1.18	n/a	n/a	1.14
EUR to USD end of period spot rate	n/a	n/a	n/a	n/a	n/a	1.14	1.18	1.20	n/a	n/a	1.20

1	Includes contracted clients and users of our Enterprise and Mid-Market solution, excluding Cornerstone for Salesforce and PiiQ.

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Alexandra Geller
Cornerstone OnDemand
Phone: +1 (310) 752-1870
ageller@csod.com
or
Media Contact:
Kristy Gonzalez
Cornerstone OnDemand
Phone: +1 (310) 382-9563
kgonzalez@csod.com

Source: Cornerstone OnDemand